Exhibit 31.2

I, Theodore L. Bathurst, certify that:

1.	I have reviewed this quarterly report on Form 10-Q of Tyler Technologies, Inc. (Tyler);

2.	Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3.	Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report;

4.	Tyler’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and we have:

a)	Designed such disclosure controls and procedures or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

b)	Intentionally omitted pursuant to SEC Release Nos. 33-8238 and 34-47986;

c)	Evaluated the effectiveness of Tyler’s disclosure controls and procedures and presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the three months covered by this report based on such evaluation, and

d)	Disclosed in this report any change in Tyler’s internal control over financial reporting that occurred during Tyler’s most recent fiscal quarter (Tyler’s third quarter in the case of this quarterly report) that has materially affected, or is reasonably likely to materially affect, Tyler’s internal control over financial reporting; and

5.	Tyler’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to Tyler’s auditors and the audit committee of Tyler’s board of directors (or persons performing the equivalent function):

a)	all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect Tyler’s ability to record, process, summarize and report financial information; and

b)	any fraud, whether or not material, that involves management or other employees who have a significant role in Tyler’s internal controls over financial reporting.

Dated: October 28, 2004	By:	/s/ Theodore L. Bathurst
Theodore L. Bathurst
Vice President and Chief Financial Officer